FOR IMMEDIATE RELEASE	Contact: Greg Steffens, President
August 5, 2009	(573) 778-1800

SOUTHERN MISSOURI BANCORP
DECLARES QUARTERLY DIVIDEND OF $.12 PER SHARE,

Poplar Bluff, Missouri - Southern Missouri Bancorp, Inc. (“Company”) (NASDAQ: SMBC), the parent corporation of Southern Bank, is pleased to announce that the Board of Directors, on July 21, 2009, declared a cash dividend of $.12 per share, its 61st consecutive quarterly dividend since the inception of the Company.  This dividend will be paid on August 31, 2009, to shareholders of record at the close of business on August 14, 2009.  The Board of Directors and management believe the payment of a quarterly cash dividend enhances shareholder value and demonstrates our commitment to and confidence in our future prospects.